Exhibit 10.10
Execution Version

GUARANTY

    GUARANTY, dated as of March 12, 2026, made by CuriosityStream Inc, a corporation organized and existing under the laws of the State of Delaware (the “Initial Guarantor”), and each other entity that becomes a party hereto pursuant to Section 20 hereof (together with the Initial Guarantor, each a “Guarantor” and collectively, the “Guarantors”), in favor of Citibank, N.A., in its capacity as Lender (as defined in the Credit Agreement (as defined below)) and as an agent and collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement) (Citibank, N.A. and its successors and assigns, collectively, “Citi”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Citibank, N.A. to enter into the Credit Agreement dated as of the date hereof (as amended, supplemented and otherwise modified from time to time, the “Credit Agreement”) with Curiosity Inc. (the “Borrower”), the Initial Guarantor and each other Guarantor party thereto from time to time, each Guarantor agrees as follows:

1. Guaranty. Each Guarantor, jointly and severally, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether upon maturity, scheduled payment date, by acceleration, early termination or otherwise, of all Obligations (as defined in the Credit Agreement) (now or hereafter existing) of the Borrower and the other Loan Parties (other than such Guarantor) (all such obligations, the “Obligations”). If any Loan Party fails to pay any Obligation in full when due (whether at stated maturity, scheduled payment date, by acceleration, early termination or otherwise) strictly in accordance with the terms of any document or agreement evidencing such Obligation (as amended or otherwise modified from time to time pursuant to the terms of such document or agreement), including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where such Loan Party or any other person or entity obligated on such Obligation is located, the Guarantors will promptly pay the same to Citi. The Guarantors will also pay to Citi any and all documented, out-of-pocket costs and expenses (including without limitation, reasonable legal fees and expenses) incurred by Citi in enforcing its rights under this Guaranty. This Guaranty is a guaranty of payment and not merely of collection. Notwithstanding anything contained herein to the contrary, the obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

2. Guaranty Absolute. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter acquire in any way relating to, any or all of the following: (i) any illegality, lack of validity or unenforceability of any Obligation, (ii) any amendment, modification, waiver or consent to departure from the terms of any Obligation, including any renewal or extension of the time of payment or change in the manner or place of payment, (iii) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party (including without limitation, any Guarantor failing to hold any equity interest in the Borrower or being a subsidiary of the Borrower), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Obligation, (v) the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower, any other Loan Party, Citi, or any other corporation or person, whether in connection herewith or any unrelated transaction, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (vi) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or Citi’s rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, that would prevent the exchange of a non-Contractual Currency (as defined below) for a Contractual Currency or the remittance of funds outside of such jurisdiction or the unavailability of a Contractual Currency in any legal exchange market in such jurisdiction in accordance with normal commercial practice; (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives the Borrower or any other Loan Party of any assets or their use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction that have an effect similar to that of an event described in clause (A), (B) or (C) above, and (vii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Citi that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party or any Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, each Guarantor agrees, subject to Section 7, that such Guarantor shall pay Citi strictly in accordance with the terms of any document or agreement evidencing any Obligation (as amended or otherwise modified from time to time pursuant to the terms of such document or agreement), including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower or any other Loan Party or any other person or entity obligated on such Obligation is located (such terms, the “Contractual Terms” and such currency, the “Contractual Currency”). This Guaranty relates to international credit transactions in which the specification of the Contractual Terms, including without limitation, the Contractual Currency, of any document or agreement evidencing any Obligation is of the essence.
It is the intent of this Section 2 that the Guarantors’ obligations hereunder are joint and several and shall be absolute and unconditional under any and all circumstances.

3. Waiver. Each Guarantor waives promptness, diligence, notice of acceptance, notice of dishonor and any other notice with respect to any Obligation and this Guaranty and any requirement that Citi exercise any right or take any action against the Borrower, or any other Loan Party or any collateral security or credit support.

4. Reinstatement. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by Citi upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made, but only to the extent such payment is rescinded or otherwise returned.

5. Subrogation. No Guarantor will assert, enforce or otherwise exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all Obligations have been indefeasibly paid in full in accordance with the terms of this Guaranty or the Contractual Terms (as the case may be), any and all letters of credit and similar instruments have expired or terminated, and any and all agreements under which Citi is committed to provide extensions of credit have terminated.

6. Taxes. Any and all payments by any Guarantor hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding income or franchise taxes imposed on Citi’s net income by the jurisdiction under the laws of which Citi is organized or any political subdivision thereof or by the jurisdiction of Citi’s lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, “Taxes”). If any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Citi will receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor will make such deductions, and (iii) such Guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Guarantors will pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Obligations (“Other Taxes”). The Guarantors will promptly furnish to Citi the original or a certified copy of a receipt evidencing payment thereof. The Guarantors will indemnify Citi for the full amount of Taxes or Other Taxes paid by Citi or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 30 days of Citi’s request therefor. Without prejudice to the survival of any other agreement contained herein, the Guarantors’ agreements and obligations contained in this Section will survive the payment in full of the Obligations and any amounts due hereunder and any termination of this Guaranty.

7. Place and Currency of Payment. Each Guarantor will make each payment hereunder in U.S. Dollars and at such place as Citi specifies to such Guarantor. In the event that any Contractual Currency is non-U.S. Dollars, the Guarantors will pay Citi the equivalent of the amount of such Obligation in U.S. Dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, Citi may buy such Contractual Currency in New York, New York on the date any Guarantor makes such payment. If the Contractual Currency no longer exists, the Guarantors will make such payment hereunder in such currency and in such amount that would, in the reasonable judgment of Citi, place Citi in a position reasonably comparable to the position it would have been in had the Contractual Currency continued to exist.

8. Set-Off. If any Guarantor fails to pay any of its obligations hereunder when due and payable, Citi is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citi to or for each Guarantor’s credit or account against any and all of the Obligations, whether or not Citi has made any demand under this Guaranty. Citi will promptly notify the relevant Guarantor after any such set-off and application, provided that the failure to give such notice will not affect the validity of such set-off and application. Citi’s rights under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Citi may have.

9. Representations and Warranties. Each Guarantor represents and warrants that: (i) the execution, delivery and performance by such Guarantor of this Guaranty are within its corporate powers or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not contravene (x) its charter, by-laws or other organizational documents or (y) any law or any contractual restriction binding on or affecting such Guarantor or any entity that controls it, (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Guarantor of this Guaranty and (iii) this Guaranty has been duly executed and delivered by such Guarantor and is its legal, valid and binding obligation, enforceable against such Guarantor in accordance with its terms.

10. Continuing Guaranty. This is a continuing guaranty that applies to all Obligations whenever arising. This Guaranty is irrevocable and will remain in full force and effect until all the Obligations (other than contingent indemnification obligations for which no claims have been made) have been unconditionally and irrevocably paid and discharged in full, the Revolving Loan Commitments (as defined in the Credit Agreement) of the Lender to make any Revolving Loan (as defined in the Credit Agreement) under the Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the Credit Agreement, and all Letters of Credit shall have expired, terminated or been Cash Collateralized.

    11. Amendments, Guarantor Assignments, Etc. No amendment of this Guaranty will be effective unless the same is in writing and signed by each Guarantor directly affected thereby and Citibank, N.A., on behalf of Citi. No waiver of any provision of this Guaranty, and no consent to departure by any Guarantor herefrom, will in any event be effective unless the same is in writing and signed by Citibank, N.A., on behalf of Citi, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No Guarantor may assign or otherwise transfer any of its obligations hereunder without the prior written consent of Citi.

    12. Addresses. All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied or delivered to it, if to the Guarantors, at the Initial Guarantor’s address at 8484 Georgia Ave., Suite 700, Silver Spring, MD 20910, Attention: Brady Hayden, Chief Financial Officer, and if to Citi, at its address c/o Citibank, N.A., 1 Market St, Floor 41, San Francisco, CA 94105, Attention: ____________ with a copy to Citi at its address c/o Commercial Loan Operations, 6400 Las Colinas Blvd., Mailstop CC1-30, Irving, TX 75039, or, as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and other communications will, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

    13. Guarantors’ Credit Decision, Etc. Each Guarantor has, independently and without reliance on Citi and based on such documents and information as such Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. Each Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition, operations and business of the Borrower and the other Loan Parties, and such Guarantor is not relying on Citi to provide such information now or in the future. Each Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this Guaranty.

    14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law, the Guarantors and Citi (by acceptance of this Guaranty) agree that such invalidity or unenforceability will not impair the validity or enforceability of any other provision hereof.

    15. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder in either the Contractual Currency or U.S. Dollars pursuant to Section 7 (the “Guaranty Currency”) into another currency (the “Other Currency”), each Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, Citi could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date such Guarantor makes payment to Citi of any sum adjudged to be so due in the Other Currency, Citi may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to Citi in the Guaranty Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Citi against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to Citi in the Guaranty Currency, Citi agrees to remit to the relevant Guarantor such excess.

16. Governing Law. This Guaranty and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

17. Consent to Jurisdiction, Etc. Each Guarantor irrevocably and unconditionally (i) agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract, tort or otherwise, against Citi arising out of or relating to this Guaranty in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, (ii) submits to the jurisdiction of such courts and agrees that all claims in respect of such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court, (iii) agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (iv) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in this Section, (v) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (vi) consents to the service of any process, summons, notice or document in any such action, litigation or proceeding by registered mail addressed to the Initial Guarantor at its address specified in Section 12. Nothing herein will affect the right of Citi to serve legal process in any other manner permitted by law or affect Citi’s right to bring any action, litigation or proceeding against any Guarantor or its property in the courts of other jurisdictions. To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor irrevocably waives such immunity in respect of its obligations under this Guaranty.

18. WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR CITI’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.
19. Electronic Signature. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty and shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
20. Additional Guarantors. It is understood and agreed that any Wholly-Owned Subsidiary of the Initial Guarantor or any other Loan Party that is required to become a party to this Guaranty after the Effective Date pursuant to Section 6.18 of the Credit Agreement shall automatically become a Guarantor hereunder upon the execution and delivery by such Wholly-Owned Subsidiary of an instrument of accession or joinder in form and substance satisfactory to Citibank, N.A. and the delivery of same to Citibank, N.A., with the same force and effect as if originally named as a party herein. The execution and delivery of any instrument adding an additional party to this Guaranty shall not require the consent of any party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.
[Signature Page Follows]

    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first written above.

CURIOSITYSTREAM, INC.

By    /s/ P. Brady Hayden
Name: P. Brady Hayden
     Title: Chief Financial Officer
ACKNOWLEDGED AND ACCEPTED BY:
CITIBANK, N.A.

By: /s/ Bryant Bedwell
Name: Bryant Bedwell
Title: Director

[Guaranty – Signature Page]